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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                        APRIL RESULTS VS. PLAN                  Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                            April, 1995       YTD 1995
                                          Actual  Plan(a)   Actual  Plan(a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $26.6    $25.4    $30.4    $15.2

Cash Flow from Operations:
   Net Income (Loss)                        (0.2)    (0.6)   (11.1)   (11.5)
   Non-Cash Income Tax Exp (Ben)            (0.1)    (0.3)    (4.8)    (5.0)
   Other                                     1.3      0.4      1.4      1.4
                                        ------------------------------------
Cash Provided by (Used in) Operations        1.0     (0.5)   (14.5)   (15.1)

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (25.3)    (6.2)   (90.4)   (64.6)
   Trade Payables increase (decrease)        4.0     10.4     20.2     (9.2)
   All Other                                (6.5)    (0.2)   (12.7)    (3.4)
                                        ------------------------------------
Net Changes in Working Capital             (27.8)     4.0    (82.9)   (77.2)

Capital Expenditures                        (2.3)    (1.9)    (5.0)    (4.2)

Other:
   Short-Term Borrow. - Revolver            23.0        -    103.1    120.0
   Capital Lease Payments                   (0.3)    (0.3)    (1.0)    (2.3)
   Long-Term Debt Payments                     -     (0.2)    (9.9)    (9.9)
   Financing Fee Payments                      -     (0.8)       -     (0.8)
                                        ------------------------------------
Total Other                                 22.7     (1.3)    92.2    107.0
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv    (6.4)     0.3    (10.2)    10.5
                                        ------------------------------------

Ending Cash & Cash Equivalents             $20.2    $25.7    $20.2    $25.7
                                        ====================================

(a)As reported on Form 8-K dated February 16, 1995


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